Exhibit 99.1


     Analog Devices Updates Outlook for Fourth Quarter of Fiscal Year 2004


    NORWOOD, Mass.--(BUSINESS WIRE)--Oct. 21, 2004--Analog Devices (NYSE: ADI) today revised its revenue outlook for the fiscal fourth quarter ending October 30, 2004 to approximately $630 to $640 million, down approximately 10% to 12% from the immediately prior quarter. Earnings per share (EPS) under generally accepted accounting principles are estimated to be between $0.33 and $0.35 for the fourth quarter.
    Analog Devices has scheduled a conference call for 8:30 a.m. today to answer analysts' questions regarding the revised outlook. Investors may listen via webcast, accessible from www.analog.com. Investors who prefer to join by telephone may call 706-634-7193 ten minutes before the call begins and provide the password "ADI."
    "Order rates did not improve in the quarter as we had expected," said Mr. Jerald G. Fishman, President and CEO. "On August 12, 2004 when we provided guidance for the fourth quarter, we explained that we had begun to see a general softening of orders, which had reduced opening backlog to a level that would require approximately 50% turns (orders received and shipped within the quarter) to achieve flat sequential revenue. August was weak as expected, but the pick-up we hoped would occur in September and accelerate in October did not materialize. As a result, we have lowered our revenue outlook."
    Commenting on the end markets, Mr. Fishman continued, "The majority of the weakness occurred in SEA and Japan and was primarily in wireless handsets, wireless infrastructure, semiconductor capital equipment and, to a lesser degree, in consumer products.
    In wireless communications, inventory build-up coupled with economic constraints imposed by the Chinese government impacted considerably our sales in the region. ADI's significant market share in China, while a negative in the very short term, gives us a strong position from which to grow our revenue in the region as the Chinese economy stabilizes.
    In semiconductor capital equipment, ADI has always enjoyed a very significant share of the analog content in automatic test equipment
(ATE). As the short term outlook for the semiconductor market became more uncertain, our largest ATE customers in the U.S. and Japan cut back orders, adjusting their inventories to the reality of lower capital spending in the short term.
    In the consumer market, ADI commands very high market share in a wide range of consumer electronics products. In the first half of this year, revenue from consumer customers grew substantially. As consumer sentiment became more uncertain over the past few months, our consumer electronics customers moved to adjust their inventories very quickly. As a result, ADI experienced reduced orders for some products sold into consumer applications.
    ADI revenue from each of these end markets should increase substantially year-over-year, but it now seems clear that the hyper growth we experienced earlier in the year has caused some correction which we are now experiencing at the end of our fiscal year.
    In the U.S. distribution channel, which represents tens of thousands of customers in virtually every end market, our revenue will likely be relatively flat sequentially after growing substantially earlier in the year."
    Regarding company margins, Mr. Fishman commented, "At these revenue levels, we expect gross margins should decline only slightly. Our strategy of aligning with our foundry partners for production of our most volatile products coupled with the very long life cycles of our internally produced products and substantial manufacturing cost reductions during the last cycle, should allow continued strong gross margins provided the industry outlook does not worsen significantly.
    We anticipate that expenses for the quarter should be down approximately 2% sequentially due to actions taken to control expenses as orders weakened and also given that some expenses are variable with volume. This should provide operating profit before taxes of approximately 25% and EPS in the $0.33-$0.35 range."
    Regarding various balance sheet items, Mr. Fishman continued, "Inventories are likely to rise by approximately $30 million as a result of lower revenue and reductions in inventory at distributors. Our cash balance for the fourth quarter should remain approximately flat at $2.7 billion, after repurchasing approximately $137 million of common stock, spending $40 million in capital expenses, and paying $23 million in dividends."
    ADI will provide an outlook for the first quarter of fiscal year 2005, which ends on January 29, 2005 in the company's scheduled November 23, 2004 fourth quarter earnings release. Mr. Fishman provided these general comments regarding the near term outlook, "At a high level, we see mixed signals for the first fiscal quarter. On the positive side, ADI has experienced more volatility in our order patterns than our customers have seen in orders from their own end customers. This tells us that most of the volatility is related to the supply chain and only a small fraction is related to long term end market weaknesses. This behavior is somewhat typical since customers tend to adjust inventories rapidly as the outlook becomes somewhat uncertain. Our customers tell us that their business remains healthy and we believe the design in rates of our newest products remain strong.
    ADI has already absorbed significant inventory reductions from many of our largest customers. In particular, feedback from customers in China indicates inventory levels are low and government constraints are likely to end later this year or early next year. Overall, while cancellations were higher than expected early in the quarter, they have reduced to more normal levels in the past 4 to 6 weeks. Also on the positive side is the fact that our broad customer base seems to be stable with inventory in reasonably good shape.
    On the more cautionary side, ADI's backlog is currently below where it was when the quarter began. Customers are waiting until the last minute to place orders given their cautionary stance and ADI's short lead times. Finally, we are heading into the first fiscal quarter which seasonally has fewer business days due to the holiday periods."
    Mr. Fishman summarized the company's estimated results for the fiscal year saying, "Despite the revenue shortfall in the fourth quarter, ADI's results for the fiscal year should be strong with sales growth of approximately 29%, well ahead of our model of 20-25%; a four-point improvement in gross margins for the entire year; and earnings growth of over 85%, nearly three times our revenue growth."
    The estimated cash flow from operations for fiscal 2004 should be approximately $750 million before capital expenditures of approximately $150 million, common stock repurchases of approximately $137 million, and $75 million in dividend payments. Overall cash balances should increase by over half a billion dollars in fiscal 2004.
    In conclusion, Mr. Fishman said, "These results continue to substantiate that high performance analog and DSP remain the best product spaces in the entire semiconductor industry and over many years should continue to provide sales and earnings growth well above industry average levels."
    Analog Devices will host a conference call to answer analysts' questions regarding the update today, October 21, 2004 at 8:30 a.m. Eastern time. Investors may listen via webcast, accessible from www.analog.com. Investors who prefer to join by telephone may call 706-634-7193 ten minutes before the call begins and provide the password "ADI."
    A replay will be available almost immediately after the call. The replay may be accessed for up to one week by dialing 800-642-1687 (replay only) and providing the conference ID: 1710470 or by visiting the Investor Relations page on ADI's web site.

    Analog Devices, Inc. is a leading manufacturer of precision high-performance integrated circuits used in analog and digital signal processing applications. ADI is headquartered in Norwood, Massachusetts, and employs approximately 9,000 people worldwide. It has manufacturing facilities in Massachusetts, California, North Carolina, Ireland, and the Philippines. Analog Devices' common stock is listed on the New York Stock Exchange and ADI is included in the S&P 500 Index.

    Safe harbor statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including our statements regarding planned revenue, earnings, and operating margins, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about the industry and markets in which Analog Devices operates. Estimated results presented in this release are subject to change based on the completion of the fourth quarter and the company's year-end audit. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices' expectations or beliefs as of any date subsequent to the date of this press release. Important factors that may affect future operating results include the effects of adverse changes in overall economic conditions, currency exchange rate fluctuations, the timing and duration of market upturns and downturns, the growth or contraction of the markets we serve, demand for semiconductors generally and for our products in particular, the risk that our backlog could decline significantly, our ability to hire engineers and other qualified employees needed to meet the expected demands of our customers, reversals or slowdowns in the markets or customers served by our products, the adverse effects of building inventories to meet planned growth that fails to materialize, the occurrence and frequency of inventory and lead-time reduction cycles, raw material availability, availability of both internal and external manufacturing capacity, technological and product development risks, competitors' actions and technological innovations, and other risk factors described in our most recent Form 10-Q for the third fiscal quarter ended July 31, 2004, as filed with the Securities and Exchange Commission.


    CONTACT: Analog Devices
             Maria Tagliaferro, 781-461-3282 (phone);
             781-4613491 (fax)
             investor.relations@analog.com